UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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PDC ENERGY, INC.
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On May 13, 2019, PDC Energy, Inc. (“PDC”) sent the following materials to certain proxy advisory firms and may in the future send or use the same or substantially similar materials from time to time:

2

SETTING THE RECORD STRAIGHT May 13, 2019

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical fact included in and incorporated by reference into this presentation are "forward-looking statements." Words such as expect, anticipate, intend, plan, believe, seek, estimate, schedule and similar expressions or variations of such words are intended to identify forward-looking statements herein. Forward-looking statements include, among other things, statements regarding future: production, costs, cash flows and returns; drilling locations, zones and growth opportunities; drill times; commodity prices and differentials; capital expenditures and projects, including the number of rigs employed, cash flows from operations relative to capital investments in crude oil and natural gas properties for 2019 and 2020 and anticipated operational improvements; midstream capacity and related curtailments; number of wells spud and TIL’d; average percentage working interest of wells; well costs; and average lateral lengths and working interests; leverage ratio; Delaware basin midstream monetization process; capital return programs. ADDITIONAL INFORMATION PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings. CERTAIN INFORMATION REGARDING PARTICIPANTS PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above. THIRD PARTY INFORMATION Certain information contained herein, including but not limited to information identified as “Wall Street broker consensus” estimates, reflect the views of third parties as reflected in publicly available documents. Such information is included herein for illustrative purposes and does not necessary reflect the views of PDC. The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this presentation reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Throughout this presentation or accompanying materials, we may use the term “projection”, “outlook” or similar terms or expressions, or indicate that we have “modeled” certain future scenarios. We typically use these terms to indicate our current thoughts on possible outcomes relating to our business or the industry in periods beyond the current fiscal year. Bbl – Barrel CAGR – Compound Annual Growth Rate EBITDAX – Earnings before interest, taxes, depreciation, amortization and exploration FCF – Free Cash Flow (cash flows from operations less capital investments) Leverage Ratio – as defined in our revolving credit facility agreement; similar to Debt to EBITDAX MM – Million 2 May 2019 Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty. Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under Item 1A, Risk Factors, made in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission ("SEC") for further information on risks and uncertainties that could affect our business, financial condition, results of operations and cash flows. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this presentation or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement. Commonly Used Definitions Boe – Barrel of oil equivalent CFPS – Cash flow per share EUR – Estimated Ultimate Recovery FCF Margin – Free cash flow divided by capital investments LOE – Lease operating expenses MMcf – Million cubic feet SRL/MRL/XRL – Standard-(horizontal lateral of approx. 1 mile), Mid-(horizontal lateral of approx. 1.5 miles) and Extended-reach lateral (horizontal lateral of approx. 2 miles) TIL – Turn-in-line; a well turned to sales

Setting the Record Straight on Kimmeridge's Faulty Assertions

Kimmeridge continues to cherry-pick and otherwise misrepresent the facts regarding PDC…

	Kimmeridge's faulty assertions		Reality
1	PDC has a history of operational underperformance	1	**PDC is a best-in-class operator in the Wattenberg, which makes up >75% of the Company's production and proved reserves. PDC's track record of well cost reductions and operational efficiency in the Wattenberg is already translating to Delaware development, and PDC's wells in the Delaware are among the most prolific in the basin**
2	PDC's operations have underperformed Kimmeridge in the Delaware Basin	2	**PDC has significantly improved upon Kimmeridge's operations in the Delaware Basin, from well performance to maximizing lateral length to regulatory compliance**
3	PDC has mismanaged its acreage, leading to loss of locations and impairments	3	**Following the acquisition of its Delaware Basin position, PDC quickly and efficiently identified two core, oil-rich focus areas while maintaining a robust inventory focused on maximizing lateral drillable feet to improve capital efficiency**
4	PDC's self-selected peer group is not appropriate	4	**PDC's peer group is annually refreshed with input from leading independent 3rd party consultants based on comparable size, basins, and other operating parameters. Kimmeridge's peers are ever-changing and self-serving, even contradicting its own attacks from 5/6/19**
5	PDC has underperformed peers on a recycle ratio basis	5	**PDC compares favorably against its peer group with respect to generally-accepted methodologies for calculating recycle ratio**
6	PDC has excessive G&A and employee headcount, lowering cash flow from operations	6	**PDC's G&A falls well within its peer group range; when compared to relative production and active wells drilled, PDC's employee count is appropriately sized for the Company's scale of operations and multi-basin footprint**

…while completely ignoring PDC's basin-leading Wattenberg productivity

May 2019

3

Wattenberg Performance Differentiates PDC Yet is Completely Ignored by Kimmeridge 1 Production by Basin (MMBoe) Wattenberg Delaware Utica • Kimmeridge completely ignores PDC’s best-in-basin Wattenberg operations (>75% of the Company’s production and proved reserves) 40 30 • Investment in science & technology has led to consistent improvement in D&C costs to help strengthen well-level returns 20 10 • Focus on consolidating acreage positions has improved D&C efficiencies through long-lateral development 0 2014 2015 2016 2017 2018 • Highlights commitment to capital discipline and quality of PDC’s Wattenberg Delaware Utica Proved Reserves by Basin (MMBoe) operating teams 600 • PDC’s senior management team has over 100 years of cumulative operational experience 500 400 300 200 100 0 2014 2015 2016 2017 2018 4 May 2019 PDC is a best-in-class Wattenberg operator and well on its way to similar status in the Delaware 78% 77% 89% 99% 98% 76% 84% 94% 93% 91% Kimmeridge intentionally mischaracterizes PDC’s operational track record

Core Wattenberg – Track Record of Operational Excellence 1 Wattenberg Drilling Feet per Day (Per Rig) 2,775 3,000 2,000 1,000 0 2015 2016 2017 2018 # of rigs 5.0 3.7 3.8 3.0 Wattenberg Well Costs (MRL) ($mm) $6 $5.4 $4 $2 $0 2014 2015 2016 2017 2018 12Q019 # of TIL wells 110 - 1251 86 136 140 130 139 1 2019e guidance 5 May 2019 $3.8 1,400 PDC is the best-in-class operator in the Wattenberg Field •Focus on long-laterals and operating efficiencies drives consistent and material improvements in drilling feet per day •Compared to 2015, PDC drilled ~18% more lateral feet with ~40% fewer rigs in 2018 •~30% improvement in MRL well costs over last 5 years Continued Wattenberg well cost reductions, while improving frac design, are a testament to PDC’s operational excellence in the Basin

Independent Third Parties Agree that PDC is a Differentiated Operator in the Wattenberg 1 120% and highest implied 100% 80% 60% 40% 20% 0% 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 Developed Acreage Value ($/acre) Higher implied acreage value1 Source: RS Energy Group, 12/4/18 Note: Circle size determined by well count in evaluation period; economic estimates at $60 WTI and $2.75 HH for Niobrara; represents fully bounded Wattenberg wells drilled in the Niobrara from January 2017 until April 2018; valuation excludes Codell; all estimates are calculated using an average royalty rate of 18%; 1 Based on 10-year development plan 6 May 2019 Higher return development IRR (%) PDCE Superior returns acreage value NBL APC BCEISRCI Great Western HPR XOG Legend Circle size = well count Cub Creek Independent 3rd party analysis highlights PDC’s best in class value-creating position in the Wattenberg

Delaware Basin – Systematic Efficiency Gains Since Acquisition 1 Delaware Drilling Feet per Day (Per Rig) 925 1,000 800 600 400 200 0 2017 2018 1Q19 Average Completion Costs ($/ft.) $1,200 $981 $800 $400 e investment in other nology enhancements $0 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 7 May 2019 Began pad drilling $595 Earl y-tim tech 3D sei smic and 522 Steady improvements in Delaware Basin execution •Early-time investment in 3D seismic and other technology enhancements •Focus on increasing lateral lengths since Arris acquisition has led to enhanced operational efficiencies •~77% improvement in average drilling feet per day since 2017 •40% improvement in average completion costs per foot since 1Q17 Efficiency gains and cost reductions are clear indicators of improvement as PDC continues to successfully develop the Delaware

1 PDC Wells Perform Favorably Relative to Other Delaware Basin Operators

Independent third parties recognize the superior productivity of PDC's wells in the Delaware Basin

Gross Boe EUR (Mboe) per 1K' – 6:1[1]



259
239
236
236
235
229
226
223
222
218
213
210
208
204
202
192
186
182
182
181
167
166
164
159
156
153
142
141
140
136
133
132
128
126
125
125
124
119
118
118
118
110
110
102
98
97
95
89
PDCE Wolfcamp A + B N Reeves
MTDR Wolfcamp B
XEC Wolfcamp B
FANG Wolfcamp A
MTDR Wolfcamp A
REN Wolfcamp A
WPX Wolfcamp B
PDCE Wolfcamp A E Reeves - Block 4
FANG Wolfcamp B
REN Wolfcamp B REN AOI - All Operators
XEC Wolfcamp A
APC Wolfcamp A
CRZO Wolfcamp A Reeves & Ward - Phantom
APC Wolfcamp B
WPX Wolfcamp A
XEC 2nd Bone Spring
HK Wolfcamp A + B Westetn Ward - W. Quito D
CXO Wolfcamp B
PDCE Wolfcamp B E Reeves - Block 4
CRZO Wolfcamp B Reeves & Ward - Phantom
APA Wolfcamp A
XEC 1st Bone Spring + Avalon
CXO Wolfcamp A
HK Wolfcamp Central Ward - Monument Draw
XEC 3rd Bone Spring
LLEX Wolfcamp
DVN 1st Bone Spring
WPX Bone Spring
MTDR 2nd Bone Spring
PE Wolfcamp A
EOG 3rd Bone Spring
EOG 1st Bone Spring + Avalon
CPE Wolfcamp A
NBL Wolfcamp A
EOG Wolfcamp A
OXY Wolfcamp A
OXY 2nd Bone Spring
EOG 2nd Bone Spring
CXO 3rd Bone Spring
OXY Wolfcamp B
CXO 2nd Bone Spring
DVN 2nd Bone Spring
CPE 3rd Bone Spring
HK Wolfcamp A Pecos - Hackberry Draw
DVN 1st Bone Spring + Avalon
MRO 2nd + 3rd Bone Spring
NBL Wolfcamp B
CXO Avalon

Source: CapitalOne 10/09/18 study (DrillingInfo, COS Estimates)

[1] COS type curves constructed from actual well production history based on monthly state data, as aggregated by Drillinginfo

May 2019

8

PDC Has Significantly Improved upon Kimmeridge’s Delaware Operations 2 PDC vs Kimmeridge (Wells on same pad) 160,000 PDC Lost Saddle well performance 120,000 143% improvement by PDC 80,000 40,000 Kimmeridge Lost Saddle well performance 0 1 101 201 301 401 501 601 701 801 901 Days Online 9 May 2019 Cum Gross 2-phase BOE/1000' •Kimmeridge drilled only a limited number of parent wells designed to maximize near-term production without consideration for long-term development, typically using a lateral length of less than 5,000 feet •Kimmeridge well design was not appropriate for long-term operations in the Delaware Basin -Significant environmental investments were required to bring Kimmeridge operations up to regulatory, industry and PDC standards •Kimmeridge well costs of ~$9mm per well reflected less than 5,000 foot lateral lengths at a time when the Permian rig count was below 200; with growth in Permian rig count to 400, the industry witnessed significant service cost inflation in the Permian post the Arris acquisition How did Kimmeridge operate? •PDC is focused on full-field development and maximizing returns per section through increased lateral lengths and investment in midstream infrastructure -PDC increased average lateral length from 5,000 to 7,900 feet per well •Notwithstanding Kimmeridge’s statements regarding superior performance, on an apples-to-apples basis PDC has witnessed superior well performance relative to Kimmeridge -PDC’s Lost Saddle well drilled on the same pad displays 143% improvement in recoveries after 2 years when normalized for lateral feet How does PDC operate? Lost Saddle case study highlights PDC’s performance on equal basis

Basin Inventory Decline Driven by PDC Efficiency

The benefits of efficiency gains PDC has realized through increasing lateral length are ignored by Kimmeridge in its misleading assertions concerning fewer Delaware Basin locations

- Considering Kimmeridge's limited drilling activity prior to acquisition, PDC initially focused attention on preserving leases through drilling, extending lateral lengths to maximize value and releasing acreage deemed uneconomic
  - >75% of acreage is now held by production
  - Average lateral length extended from 5,000 feet to 7,900 feet
  - 40 heavily risked / high GOR wells on exploratory acreage in Western Culberson County were deliberately removed from location counts in the interest of inventory high-grading
- Kimmeridge's analysis of "disappearing" locations both mischaracterizes the facts and ignores the principles of lateral feet vs. nominal well counts
  - Drilled locations since acquisition total ~65 wells, including ~45 wells turned-in-line and 20 uncompleted wells, and are ignored by Kimmeridge in its analysis
  - Adjusting Kimmeridge's analysis for the realized 60% increase in lateral lengths and adjusting for the 65 drilled locations show a well count decrease of only 70 wells, **NOT the 420 wells inaccurately cited by Kimmeridge**
  - 70 wells removed from inventory generally characterized as high GOR, low return, and scattered geographically

PDC Delaware Basin Inventory

(Number of Delaware locations acquired)



785
(40)
70 well difference
675
430
High GOR, low return, and scattered acreage
~60% increase in lateral length
Delaware acquisitions
West-Culberson County locations
Current locations (incl. drilled wells)
Current locations (incl. drilled wells)
Average 5,000' lateral length
Average 7,900' lateral length

May 2019

10

Impairments Do Not Reflect Value Destruction 3 • • Contrary to Kimmeridge’s statements, PDC has in fact been able to extract incremental value from its Delaware Basin acquisition At announcement of the transaction, Arris/Kimmeridge was valued at ~$1.6bn (inclusive of ~$120mm bolt-on acquisition) - - - - Due to accounting adjustments, the total accounting cost was written-up to ~$2.1bn at closing of the transaction More than 2/3 of the subsequent write down can be directly sourced to these initial non-cash accounting adjustments The remainder are directly related to conditions outside of PDC’s control including Waha gas price differentials and D&C cost inflation There have been no material impairments to PDC’s two core focus areas, which have outperformed initial expectations • PDC was actually able to create incremental value through the monetization of its Midstream assets - These assets were not allocated value in the original ~$1.6bn purchase price Delaware Basin Acquisitions ($mm) Excludes value of pending oil gathering $2,500 $2,100 $100 asset sale $400 $2,000 $1,500 $1,000 $500 $0 Original purchase priceAccounting for deferred tax liability Cost write-up for stock appreciation Carrying value at close of transaction Impairments Unlocked midstream value 11 May 2019 $1,600 $310+ ($800) Non-cash accounting write-ups

4 PDC Takes a Systematic Approach to Selection of Proxy Peers

- Based on input from Meridian Compensation Partners LLC, a leading independent compensation consulting firm, PDC takes a systematic approach to proxy peer selection and annually refreshes the peer group to reflect changes relating to size (due in part to M&A), basins and other operating parameters
  - This is an annual process and was undertaken independent of Kimmeridge's activist campaign (unlike Kimmeridge's self-serving analysis)
  - Peer group to be utilized for determining 2019 compensation ("2019 proxy peers") was modestly adjusted to remove companies who engaged in M&A (RSP Permian, Energen, Diamondback) and replaced with companies with similar asset bases
    - Centennial, Cimarex, Extraction and Jagged Peak were all added as 2019 proxy peers, **3 of whom are conceded to be "Good Comps" by Kimmeridge**
- Since entering the Permian in 2016, PDC has re-focused its peer group benchmark to reflect similarly-sized companies with Permian or DJ Basin operations
  - Enterprise value range of $1.9 to $9.5bn, relative to PDC enterprise value of $3.8bn
  - 2019e production range of 41 - 268 Mboe/d, relative to PDC production of 132 Mboe/d
- Analysis used by ISS and Glass Lewis are supportive of its proxy peer selection
  - In its 2017 report, ISS used 9 out of PDC's 13 2016 proxy peers
  - In their 2018 reports, ISS and Glass Lewis/Equilar used 13 out of PDC's 14 2017 proxy peers

2019 proxy peers by enterprise value ($bn)[1]



Diversified peers
Permian peers
DJ peers
$9.5
$9.0
$7.8
$4.8
$4.3
$3.9
$3.8
$3.8
$3.6
$3.2
$3.1
$2.9
$2.2
$2.1
$1.9
PE
XEC
WPX
OAS
SM
MTDR
PDCE
QEP
CDEV
CPE
CRZO
JAG
XOG
SRCI
LPI

2019 proxy peers by 2019e production (Mboe/d)[1]



268
159
132
130
127
89
88
80
75
69
67
65
62
41
41
XEC
WPX
PDCE
PE
SM
OAS
XOG
QEP
LPI
CDEV
CRZO
SRCI
MTDR
JAG
CPE

2017 proxy peers versus ISS and Glass Lewis/Equilar Peers

PDC	ISS	Glass Lewis/Equilar
Diamondback Energy	Antero Resources	Diamondback Energy
Callon Petroleum	Callon Petroleum	Callon Petroleum
Energen Corporation	Energen Corporation	Energen Corporation
Laredo Petroleum	Laredo Petroleum	Laredo Petroleum
Newfield Exploration Company	Newfield Exploration Company	Cimarex Energy
Parsley Energy	Parsley Energy	Parsley Energy
RSP Permian	RSP Permian	RSP Permian
WPX Energy	WPX Energy	WPX Energy
Carrizo Oil & Gas	Carrizo Oil & Gas	Carrizo Oil & Gas
Gulfport Energy	Gulfport Energy	Gulfport Energy
Matador Resources	Matador Resources	Matador Resources
Oasis Petroleum	Oasis Petroleum	Oasis Petroleum
QEP Resources	QEP Resources	QEP Resources
SM Energy	SM Energy	SM Energy
	CNX Resources	EP Energy Corporation
	Murphy Oil Corporation	
	Southwestern Energy Company	
	Whiting Petroleum	
	Chesapeake Energy	
	Kosmos Energy	
	Range Resources	
	SRC Energy	

Source: FactSet as of 05/10/19, company filings; Note: All estimates based on Wall Street broker consensus as sourced from FactSet
[1] Newfield Exploration Company not included in peer set

May 2019
12

Kimmeridge’s Ever-Changing Peer Group Analysis 4 • • Kimmeridge’s use of peer groups has been ever-changing, misleading and misguided from Day 1 Kimmeridge’s most recent attempt at a peer group is vastly different from peer groups used in its prior presentations (including one published on May 6); these earlier peer groups included many of the companies Kimmeridge now labels as “Bad Comps” Kimmeridge’s inclusion of Diamondback Energy ($20.4bn enterprise value) conveniently ignores the impact of size and scale on valuation and performances, themes which Kimmeridge has promoted in support of its campaign for Permian consolidation • - Diamondback also owns 54% of Viper Energy Partners, a $4.5bn market cap entity focused on royalties, a business segment not shared by PDC or the proxy peers PDC Peer Group Per Kimmeridge 5/10 filings Used in Kimmeridge March 7th custom peer group1 Used in Kimmeridge May 6th custom peer group2 Used in Kimmeridge May 6th recycle ratio analysis3 Good comp, per Kimmeridge 5/10 filing4 Used in PDC analysis      CDEV      XOG      SRCI      JAG      QEP Source: Company filings; Note: NFX not included; 1 Refer to description of “Custom Peer Group” on page 13 of Kimmeridge’s 03/07/19 materials; 2 Refer to description of “Custom Peer Group” on page 48, disclosure 8 of Kimmeridge’s 05/06/19 materials; 3 Refer to Page 18 of Kimmeridge’s 05/06/19 materials; 4 Refer to Kimmeridge’s 05/10/19 materials; 5 LPI used for selected analyses 13 May 2019 SM  WPX     CPE    ? MTDR    Neutral CRZO     XEC     LPI 5     OAS     PE

4 Kimmeridge's Criticism of PDC's Peer Group is Self-Serving, Misguided and Misleading

- In addition to its inclusion of Diamondback in the peer universe, Kimmeridge's chart of relative price performance is deliberately misleading
  - Kimmeridge conveniently excludes certain companies from its 2 and 3 year analyses that went public during such periods; excluding Diamondback and adding those companies from their IPO date yields a very different answer – **2-year performance of (40%) vs. (34%) shown by Kimmeridge and 3-year performance of (9%) vs 25% shown by Kimmeridge**
  - Kimmeridge claims that PDC's outperformance since January 9 is due to its public activist campaign is not borne out by the facts and ignores other major developments impacting PDC's relative performance
    - **In fact, in the 5 days following Kimmeridge's 13D filing on February 22, PDC underperformed its peer group by 1%**
    - **In contrast, in the 5 days following the release of PDC's 2019 guidance on February 11, PDC outperformed its peer group by 16%**
    - **Similarly, in the 5 days following PDC's February 27th earnings & operational releases, PDC outperformed its peer group by over 6%**
    - **In addition, in the 5 days following passage of Colorado SB-181[4], which significantly changed the regulation of oil and gas development in the state, PDC outperformed the PDC peer group by 3%**

Absolute TSR Performance

	2-year	3-year
Kimmeridge peer group (as filed 5/10/19)	(34%)	25%
Kimmeridge peer group (as adjusted by PDC)[3]	(40%)	(9%)

Relative TSR Performance

(5 days following):	PDC's 2019 guidance (2/11/19)	Original Kimmeridge 13D (2/22/19)	PDC's earnings call/operational update (2/27/19)	Colorado SB-181[4] (3/29/19)
Vs. PDC peer group	16%	(1%)	6%	3%

Kimmeridge's characterization of PDC's performance does not reflect reality

Source: FactSet as of 05/10/19, company filings; Note: All estimates based on Wall Street broker consensus as sourced from FactSet
[1] Refer to description of "Custom Peer Group" on page 13 of Kimmeridge's 03/07/19 materials and page 48, disclosure 8 of Kimmeridge's 05/06/19 materials; [2] As of 03/31/19, per FANG 10-Q; [3] Adjusted to exclude FANG, include JAG in 2-year performance, and include JAG, XOG and CDEV in 3-year performance; [4] Legislation regulating Oil & Gas in Colorado

May 2019 14

5 PDC Compares Favorably to its Peers on Measures of Development Efficiency

- **Contrary to Kimmeridge's methodology for calculating recycle ratio, using an appropriate peer group and generally accepted methodologies for calculating recycle ratio shows PDC comparing favorably to its peer set**
- PDC has also illustrated a track record of **steady improvements in operating margin while maintaining levels of upfront F&D costs**

PDC Operating Margin ($/boe)



$12.41
$19.14
$23.92
93% Improvement
2016
2017
2018

PDC Proved F&D Costs ($/boe)[1]



3-year average proved F&D costs below $7.00/boe
$7.10
$5.32
$8.49
2016
2017
2018

2016-2018 Recycle Ratio[2]

#	Company	Recycle ratio
1	SRCI	409%
2	CPE	370%
3	PE	356%
4	CDEV	296%
5	CRZO	292%
6	PDC ENERGY	282%
7	MTDR	274%
8	JAG	241%
9	WPX	232%
10	LPI	204%
11	QEP	198%
12	OAS	197%
13	XOG	176%
14	XEC	168%
15	SM	153%

Source: Company filings, FactSet as of 05/10/19; [1] Includes proved reserve acquisition costs; [2] Recycle ratio including proved acquisitions calculated as (Operating margin) / (F&D cost); Operating margin calculated as (Revenue - production taxes – transportation costs – LOE– G&A) / total production; F&D costs calculated as (Costs incurred in the acquisition, exploration and development of proved oil and gas properties) / (Change in Proved Reserves excl. effect of production)

May 2019
15

PDC’s G&A and Employee Headcount is Appropriately Sized for its Scale and Multi-Basin Presence 6 • PDC’s G&A is solidly in line with peers when adjusted for capitalized G&A and stock-based compensation Kimmeridge proposal to cut $80mm of G&A fails to contemplate sustainability as a going concern public company and ignores necessary investments in systems, EHS and Colorado political/regulatory initiatives to preserve long-term shareholder value • When compared to production base and active well counts, PDC’s ~600 person employee base is appropriately sized for PDC’s two basin operations Unlike many peers, PDC does not employ large numbers of contractors which are not reflected in publicly reported employee counts for its peers • • Diversified peers Permian peers DJ peers Multi-basin peers Single-basin peers 1000 750 PDCE SM WPX 500 PE 250 CDEV JAG 0 0 50 100 150 Production (Mboe/d) 200 250 300 1000 750 CRZO WPX SM PDCE 500 250 $4.62 0 $4.86 0 500 1,000 1,500 2,000 2,500 3,000 3,500 Active wells Source: FactSet as of 05/10/19, company filings; Note: All estimates based on Wall Street broker consensus as sourced from FactSet 1 Gross G&A includes capitalized G&A for CPE, MTDR, CRZO, XEC and SRCI; 2019E gross G&A estimated based on G&A expense as % of gross G&A for 2018A; 2 Assumes Kimmeridge’s stated reduction of $80mm in G&A and applies that reduction to the midpoint of PDC’s 2019 guidance; 3 Based on range of Company guidance for 2019E; 4 QEP broker consensus G&A adjusted for announced $54mm in expected one-time restructuring costs 16 May 2019 Employees Employees XEC OAS PE MTDRXOGQEP CDEV JAGCPESRCI XEC OAS QEP MTDRCRZOXOG CPE SRCI Kimmeridge 2020e demand2 $1.53 XEC SRCI CRZO SM CDEV WPX $2.17 $2.26 $2.27 $2.62 $3.09 $3.18 PDCE 2019e guidance3 $3.00 - $3.40 JAG PE XOG QEP OAS CPE MTDR $3.29 $3.30 $3.70 $3.99 $4.22 Employee count is appropriately sized for scale and multi-basin operations 2019e Gross Cash and Non-Cash G&A1 ($ / Boe)

Conclusion – Support PDC Energy’s High-Quality Director Nominees  PDC is successfully transferring best-in-class Wattenberg operational expertise to the Delaware Basin  Successful track-record of improving D&C costs in both basins to help strengthen economics  Continued improvements in capital efficiency driven through long-lateral development  PDC has publicly demonstrated the Company’s ability to generate superior well results relative to Kimmeridge on the same pads  Strong Delaware Basin well results and operational trends highlight strength of asset  Kimmeridge consistently practiced D&C techniques unsuitable for long-term, profitable development  Remediation of Kimmeridge’s assets required significant EHS investments to bring the assets back up to regulatory and industry standards  Kimmeridge continues to intentionally ignore PDC’s best-in-class Wattenberg operations which represent >75% of reserves and production 17 May 2019 Vote on the WHITE proxy card today FOR PDC Energy’s nominees to protect the value of your investment NOT GOLD VOTE WHITE PROXY CARD